UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2008

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
 Mt. Laurel, New Jersey 08054
 (Address of principal executive offices, including zip code)
(856) 917-1744
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.02 Termination of a Material Agreement.

(a)            Termination of Merger Agreement

On January 1, 2008, PHH Corporation (the “Company”) announced that it has given a notice of termination to General Electric Capital Corporation (“GECC”), a unit of General Electric Company, pursuant to the merger agreement (the “Merger Agreement”) dated March 15, 2007 between the Company and GECC. As previously disclosed, the Merger Agreement provided that a wholly-owned subsidiary of GECC would merge with and into the Company (the “Merger”).  The Company terminated the Merger Agreement pursuant to Section 8.1(b)(ii) because the Merger was not completed by December 31, 2007.  A copy of the press release announcing the termination of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)            Termination of Amendments to Certain Agreements

As previously disclosed in the Current Report on Form 8-K filed by the Company on March 15, 2007 (the “March 15, 2007 Form 8-K”), the Company and certain of its subsidiaries previously entered into certain agreements providing for necessary third-party waivers and consents to the Merger and related transactions.

     Realogy Corporation

The Company and its subsidiaries, PHH Mortgage Corporation (“PHH Mortgage”) and PHH Broker Partner Corporation; Realogy Real Estate Services Group, LLC (formerly Cendant Real Estate Services Group, LLC), Realogy Services Venture Partner Inc. (formerly known as Cendant Real Estate Services Venture Partner, Inc.), Century 21 Real Estate LLC, Coldwell Banker Real Estate Corporation, ERA Franchise Systems, Inc., Sotheby’s International Realty Affiliates, Inc., each a subsidiary of Realogy Corporation; TM Acquisition Corp; and PHH Home Loans LLC entered into a Consent and Amendment (the “Consent”) on March 14, 2007.

The Consent revised certain change in control, non-compete, fee and other provisions as disclosed in the March 15, 2007 Form 8-K.  The amendments reflected in the Consent were going to be effective immediately prior to the closing of the sale of the Company’s mortgage business by GECC to an affiliate of The Blackstone Group. The Consent will terminate and be void without any further action on the part of the Company as a result of the termination of the Merger Agreement described above in Item 1.02(a).

     Merrill Lynch Credit Corporation

PHH Mortgage and Merrill Lynch Credit Corporation (“Merrill Lynch”) entered into a Waiver and Amendment Agreement (the “Waiver”) on March 14, 2007.  Merrill Lynch waived certain enumerated rights under its existing contracts with the Company and its subsidiaries as disclosed in the March 15, 2007 Form 8-K.  The Waiver will terminate and be void without any further action on the part of the Company as a result of the termination of the Merger Agreement described above in Item 1.02(a).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 1, 2008 issued by PHH Corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ Clair M. Raubenstine
Name:	Clair M. Raubenstine
Title:	Executive Vice President and Chief Financial Officer

Dated: January 1, 2008